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                                                                  EXHIBIT 10.28

                                  AMENDMENT TO
                       SANTA FE INTERNATIONAL CORPORATION
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

WHEREAS, Santa Fe International Corporation ("SFIC") has established a Non-Employee Director Stock Option Plan (hereafter "Plan") for the benefit of non-employee Directors of SFIC and

WHEREAS, pursuant to Section 4.7 of the plan, the Board of Directors may at any time or from time to time amend the Plan, provided such amendment does not adversely affect the vested rights of any participant in the Plan; and

WHEREAS, the Board of Directors has determined that it is appropriate at this time to amend the Plan in a manner not inconsistent with the terms of the Plan,

NOW THEREFORE, effective this 23rd day of March 1999, the Santa Fe International Corporation Non-Employee Director Stock Option Plan is amended as follows:

1. The current Section 2.1 Grant Of Options is DELETED and the following Substituted therefore:

         "2.1 Grant Of Options. The Committee is authorized to grant Options to Grantees in accordance with the terms and conditions required pursuant to this Plan and with such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Current and future non-employee Directors of the Company and any of its subsidiaries that have not previously received any stock options from the Company shall be granted a one-time award of a right to purchase 10,000 shares (or such higher amount determined by the Board) of Common Stock at the fair market value at the date of approval of the Plan or their election to the Board. Subsequently each Director shall receive an Option of 5,000 shares (or such higher amount determined by the Board) of Common Stock on an annual basis.

Dated: March 23, 1999


                                          SANTA FE INTERNATIONAL CORPORATION



                                          By: /s/ Cary A. Moomjian
                                              ----------------------------------
                                              Santa Fe International Corporation